UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 7, 2012

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03              Bankruptcy or Receivership.

Bankruptcy Filing

On March 7, 2012 (the “Petition Date”) and March 8, 2012, Cano Petroleum, Inc. (the “Company”) and its direct and indirect subsidiaries (collectively, the “Debtors”) filed a joint voluntary petition for reorganization (collectively, the “Chapter 11 Case”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”).  The Chapter 11 Case is being jointly administered as Case Number 12-31549.  The Debtors will continue to manage their properties and operate their businesses while the Debtors seek confirmation of their joint plan of reorganization (the “Plan”) under the jurisdiction of the Bankruptcy Court.

Prior to filing the Chapter 11 Case, the Debtors and NBI Services, Inc., an Oklahoma corporation (“Buyer”), entered into a Stock Purchase Agreement described in more detail below (the “Stock Purchase Agreement”).  The Chapter 11 Case contemplates approval of a marketing process in which Buyer would be the “stalking horse” and the Company would be permitted to solicit higher or better bids for its assets and businesses.  In the absence of a higher or better bid for the Company’s assets or businesses and subject to the Bankruptcy Court’s approval of the Plan, all existing capital stock, including the Company’s Common Stock and Series D Convertible Preferred Stock, will be cancelled, and Buyer will receive all of the outstanding capital stock of the reorganized Company, in exchange for approximately $47.5 million (subject to certain adjustments), which will be distributed to creditors in accordance with the Plan.

In addition to filing the Chapter 11 Case, the Company filed several “first day” motions with the Bankruptcy Court on an expedited basis seeking to facilitate the Debtors’ operations pending Bankruptcy Court approval of, among other things, its proposed marketing process, the Stock Purchase Agreement and the Plan.

Stock Purchase Agreement

On March 7, 2012, the Debtors and Buyer entered into the Stock Purchase Agreement pursuant to which Buyer will purchase all of the shares of common stock that will be issued by the reorganized Company pursuant to the Plan in exchange for $47.5 million (subject to certain adjustments), which will be distributed to creditors in accordance with the Plan.  Consummation of the transactions contemplated by the Stock Purchase Agreement is conditioned upon, among other things, the conditions to the effective date of the Plan having been satisfied and the Bankruptcy Court’s confirmation of the Plan, entry of certain orders necessary to consummate the Plan and the occurrence of the effective date of the Plan.

The Stock Purchase Agreement contains certain termination rights for each of the Debtors and Buyer.  The Company may terminate the Stock Purchase Agreement if, among other reasons, Buyer does not obtain debt financing in an amount sufficient to enable Buyer to perform its obligations to pay the purchase price within 45 days of the date of the Stock Purchase Agreement.  Additionally, either the Company or Buyer may terminate the Stock Purchase Agreement if, among other reasons, the Bankruptcy Court approves the Company entering into an Alternative Transaction (as defined in the Stock Purchase Agreement).  In the event of termination in connection with an Alternative Transaction, the Debtors will be obligated to pay to Buyer a termination fee equal to $1,475,000 upon consummation of such Alternative Transaction, so long as Buyer has obtained debt financing within 45 days of the date of the Stock Purchase Agreement, and prior to such termination, to pay the purchase price.

Upon execution of the Stock Purchase Agreement, Buyer placed $2,000,000 in an escrow account (the “Deposit”).  The Company will be entitled to retain the Deposit if (i) the Company terminates the Stock Purchase Agreement because Buyer has not obtained a financing commitment within 45 days of execution of the Stock Purchase Agreement or (ii) the Company otherwise terminates the Stock Purchase Agreement on other grounds enumerated in the Stock Purchase Agreement and the Company has not breached any of its representations, warranties or covenants contained in the Stock Purchase Agreement.

The Stock Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement.  The Stock Purchase Agreement contains representations and warranties made by the Debtors and Buyer.  These representations and warranties have been made solely for the benefit of Buyer, and were not intended to be and should not be relied upon by stockholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; have in some cases been qualified by disclosures that were made to Buyer in connection with the negotiation of the Stock Purchase Agreement, which disclosures are not necessarily reflected in the Stock Purchase Agreement; may apply standards of materiality in a way that is different from what may be material to investors; and were made only as of the date of the Stock Purchase Agreement or such other date or dates as may be specified in the Stock Purchase Agreement and are subject to more recent developments.

Joint Plan of Reorganization

As part of the Chapter 11 Case, the Debtors filed the Plan with the Bankruptcy Court.  The table below summarizes the classification and treatment of the pre-petition Claims and Interests under the Plan.  Capitalized terms in the following summary that are not otherwise defined shall have the meanings given to them in the Plan.  This summary is qualified in its entirety by reference to the provisions of the Plan.

Class	Type of Allowed Claim or Interest	Treatment of Claims or Interests
A1, B1, C1, D1, E1, F1, G1, H1, and I1	Priority Non-Tax Claims

Allowed Priority Non-Tax Claims will receive (i) Cash equal to the amount of such Allowed Claims on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim becomes an Allowed Claim; or (ii) such other treatment agreed to by the Debtors, Liquidating Trustee (or the Debtors), and the Pre-Petition Agents. Cash Payments of Allowed Priority Non-Tax Claims shall be paid from Claims Reserve, or if the Claims Reserve is insufficient, any shortage shall be paid from the Gift Reserve or from the Avoidance Actions Proceeds Reserve.

A2, B2, C2, D2, F2, G2, H2, and I2	Senior Secured Claims

Allowed Senior Secured Claims will receive: (i) on the Effective Date and as part of the Closing, from the Purchaser, all of the PSA Sale Proceeds, except for any portion of such proceeds transferred by the Purchaser to the Liquidating Trust to fund the (a) Claims Reserve, (b) Liquidating Trust Expense Reserve; and (c) Gift Reserve; (ii) on the Effective Date, from the Debtors, contemporaneously with the payment from the Purchaser in clause (i) above, all Available Cash, if any, except for (a) the amounts transferred to the Liquidating Trust to fund the Claims Reserve and the Liquidating Trust Expense Reserve; and (b) any amounts that constitute Retained Funds; (iii) as soon as reasonably practicable after the Effective Date, the Net Proceeds of the sale, collection or other monetization of all or each a portion of the Other Assets, except for Avoidance Actions; (iv) as soon as reasonably practicable after the Effective Date, any remaining funds in the Claims Reserve after the payment of the Allowed Plan Carve Out Claims; (v) as soon as reasonably practicable after the Effective Date, the proceeds of the sale, collection or other monetization of the Closing Accounts Receivable in accordance with the Purchase and Sale Agreement; (vi) any remaining funds in the Liquidating Trust Expense Reserve on the date the Liquidating Trust is terminated; (vii) as soon as reasonably practicable after receipt by the Liquidating Trustee, all amounts in the Undeliverable Distribution Reserve that have been forfeited by Holders of Claims; and (viii) as soon as reasonably practicable after receipt by the Liquidating Trustee, all remaining amounts from the Environmental Escrow Funds.

To the extent that the amounts received by the Pre-Petition Senior Secured Agent are less than the amount of the Allowed Senior Secured Claims, the shortfall shall be a “Senior Secured Deficiency Claim” and shall be treated as

Class	Type of Allowed Claim or Interest	Treatment of Claims or Interests

an Allowed General Unsecured Claim in Classes A5, B5, C5, D5, F5, G5, H5, and I5 against the Debtors; provided, however, if (i) the Committee supports, and does not object to, Confirmation of this Plan, (ii) all nine Classes of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (iii) the validity, extent, or priority of the Senior Secured Lenders’ Liens are not challenged by the Committee, a Creditor, or any other party-in-interest, then the Senior Secured Deficiency Claim is waived and shall not become a General Unsecured Claim in any Class under this Plan.

A3, B3, C3, D3, F3, G3, H3 and I3	UBE Junior Secured Claims

In the event that the Senior Secured Claim Distribution Amounts are greater than the Allowed Senior Secured Claims and the Allowed Senior Secured Claims are paid in full, then the Allowed UBE Junior Secured Claims shall receive any and all excess amounts until the UBE Junior Secured Claims are paid in full.

To the extent that the amounts received by UBE are less than the amount of the Allowed UBE Junior Secured Claim, then the unpaid portion of the Allowed UBE Junior Secured Claim (the “UBE Junior Secured Deficiency Claim”) shall be treated as an Allowed General Unsecured Claim in Classes A5, B5, C5, D5, F5, G5, H5 and I5 against the Debtors; provided, however, (i) the Committee supports, and does not object to, Confirmation of this Plan, (ii) all nine Classes of General Unsecured Claims in this Plan vote to accept this Plan by the requisite statutory majority provided in Bankruptcy Code § 1126(c); and (iii) the validity, extent, or priority of the Junior Secured Lenders’ Liens are not challenged by the Committee, a Creditor, or any other party-in-interest, then the UBE Junior Secured Deficiency Claim is waived and shall not become a General Unsecured Claim in any Class under this Plan.

A4, B4, C4, D4, E2, F4, G4, H4 and I4	Miscellaneous Secured Claims

Allowed Miscellaneous Secured Claims will at the election of the Liquidating Trustee (with the prior written consent of Pre-Petition Agents), (a) such treatment in accordance with Bankruptcy Code § 1124 as may be determined by the Bankruptcy Court; (b) payment in full, in Cash; (c) satisfaction of any such Allowed Miscellaneous Claim and paying any interest fees, costs and/or expense required to be paid under Bankruptcy Code § 506(b); or (d) providing such Holder with such treatment in accordance with Bankruptcy Code § 1129(b) as may be determined by the Bankruptcy Court. Cash Payments of Allowed Miscellaneous Secured Claims shall be paid from Claims Reserve, or if the Claims Reserve is insufficient, any shortage shall be paid from the Gift Reserve or the Avoidance Actions Proceeds Reserve.

A5, B5, C5, D5, E3, F5, G5, H5 and I5	General Unsecured Claims

Allowed General Unsecured Claims shall receive from the Liquidating Trust on or as soon as reasonably practicable after the Effective Date, their Pro Rata share of the sum of the Gifted Amount plus the aggregate Cash Avoidance Actions Proceeds, less any amounts of the Avoidance Actions Proceeds Reserve or Gift Reserve required to satisfy the Allowed Plan Carve Out Claims as provided in the Plan.

A6, B6, C6, D6, E4, F6, G6, H6 and I6	Intercompany Claims

Allowed Intercompany Claims shall be eliminated, extinguished, cancelled, and discharged. Holders of Intercompany Claims shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Intercompany Claims.

Class	Type of Allowed Claim or Interest	Treatment of Claims or Interests

B7, C7, D7 and G7	Royalty Claims

Allowed Royalty Claims shall receive (i) Cash equal to the amount of such Allowed Claims on the later of (a) the Effective Date (or as soon as reasonably practicable thereafter) and (b) the date such Claim becomes an Allowed Claim; or (ii) such other treatment agreed to by the Debtors, Liquidating Trustee (or the Debtors), and the Pre-Petition Agents. Cash Payments of Allowed Royalty Claims shall be paid from Claims Reserve, or if the Claims Reserve is insufficient, any shortage shall be paid from the Gift Reserve or the Avoidance Actions Proceeds Reserve.

A7	Preferred Stock

All Class A7 Preferred Stock outstanding as of the Effective Date shall be extinguished, cancelled and discharged. Holders of Class A7 Preferred Stock shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Class A7 Preferred Stock.

A8, B8, C8, D8, E4, F7, G8, H7 and I7	Interests

All Interests shall be extinguished, cancelled and discharged. Holders of Interests shall not be entitled to, nor shall they receive, any distribution or retain any property or interest in property on account of such Interests.

The Plan contemplates the sale of the outstanding common stock of the reorganized Company or the assets of the Debtors via a marketing process approved by the Bankruptcy Court.  If no qualifying bids are received other than the Buyer’s bid, then the Debtors will request that the Bankruptcy Court approve the sale of the Company pursuant to the Stock Purchase Agreement described above.  If other qualifying bidders are identified, the Debtors will request Bankruptcy Court approval to sell the Company or its assets to the highest bidder.

The foregoing description of the Plan is only a summary and is qualified in its entirety by the terms of the Plan attached as Exhibit A to the Stock Purchase Agreement.

Confirmation of the Plan will be subject to obtaining all necessary approvals, including but not limited to confirmation by the Bankruptcy Court, and there can be no assurance, therefore, as to how long it may take to complete the Debtors’ reorganization process.

Cautionary Statement Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends that all such statements be subject to the “safe-harbor” provisions of those Acts.  Many important risks, factors and conditions may cause the Company’s actual results to differ materially from those discussed in any such forward-looking statement.  These risks include, but are not limited to, the ability of the Debtors to successfully obtain the Bankruptcy Court’s approval of the Plan and the Stock Purchase Agreement; legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions contemplated by the Stock Purchase Agreement; the possibility that the transactions contemplated by the Stock Purchase Agreement do not close for reasons that include, but are not limited to, the failure to satisfy the closing conditions; any actions taken by any of the parties thereto; developments beyond the Company’s control, including, but not limited to, the ability of Buyer to obtain financing; and other risks and uncertainties described in the Company’s filings with the SEC.  The historical results achieved by the Company are not necessarily indicative of their future prospects. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 2.04                                             Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On the Petition Date, the Debtors filed the Chapter 11 Case, constituting an event of default under the Amended and Restated Credit Agreement dated December 17, 2008, among the Company, as borrower, the lenders party thereto from time to time and Union Bank of California, N.A., as administrative agent and as issuing lender (as amended, the “Amended and Restated Credit Agreement”) and under the Subordinated Credit Agreement dated December 17, 2008 among the Company, as borrower, the lenders party thereto from time to time and UnionBanCal Equities, Inc., as administrative agent and as issuing lender (as amended, the “Subordinated Credit Agreement” and, together with the Amended and Restated Credit Agreement, the “Credit Agreements”).  The Credit Agreements provide for the automatic acceleration of all amounts due under each of the Credit Agreements and the termination of the lenders’ obligations to make extensions of credit pursuant to each of the Credit Agreements as a result of the filing of the Chapter 11 Case.

As of March 13, 2012, the amount of the direct financial obligations of the Company under the Amended and Restated Credit Agreement and the Subordinated Credit Agreement was approximately $51.5 million and $15.5 million, respectively.

The Company filing the Chapter 11 Case constitutes a “triggering event” under the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock (as amended, the “Certificate of Designations”).  The Certificate of Designations provides that a triggering event results in the increase of the dividend rate paid to holders of shares of the Company’s Series D Convertible Preferred Stock (“Preferred Stock”) pursuant to the Certificate of Designations.  However, the Company is prohibited from paying any dividend in respect of, or redeeming the outstanding shares of, Preferred Stock pursuant to the Certificate of Designations while the Company is in default under the Amended and Restated Credit Agreement.

The ability of Preferred Stockholders and the lenders under the Credit Agreements to seek remedies to enforce their rights under the Certificate of Designations and the Credit Agreements, respectively, is automatically stayed as a result of the Company filing the Chapter 11 Case, and the rights of enforcement of such lenders and Preferred Stockholders are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01                                             Regulation FD Disclosure.

On March 8, 2012, the Company issued a press release announcing the Debtors filing for bankruptcy and entering into the Stock Purchase Agreement (the “Press Release”).  A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in Item 7.01 of this report, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

2.1                                 Stock Purchase Agreement dated March 7, 2012 among Cano Petroleum, Inc., Cano Petro of New Mexico, Inc., Ladder Companies, Inc., Square One Energy, Inc., Tri-Flow, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and NBI Services, Inc.

99.1                           Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: March 13, 2012
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit

2.1

Stock Purchase Agreement dated March 7, 2012 among Cano Petroleum, Inc., Cano Petro of New Mexico, Inc., Ladder Companies, Inc., Square One Energy, Inc., Tri-Flow, Inc., W.O. Energy of Nevada, Inc., WO Energy, Inc., W.O. Operating Company, Ltd., W.O. Production Company, Ltd. and NBI Services, Inc.

99.1	Press Release.